Exhibit 4.4

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR IMPLANT SCIENCES CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

IMPLANT SCIENCES CORPORATION

Expires July 20, 2021

No.: W-1

Number of Shares: 50,657,894

Date of Issuance: July 20, 2016

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Implant Sciences Corporation., a Massachusetts corporation (together with its successors and assigns, the “Issuer”), hereby certifies that DMRJ Group LLC or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to Fifty Million Six Hundred Fifty-Seven Thousand Eight Hundred Ninety-Four (50,657,894) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

1.

Term.  The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on October 31, 2016, and shall expire at 5:00 p.m., eastern time, on July 20, 2021 (such period being the “Term”).

2.

Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

(a)

Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term commencing on October 31, 2016.

(b)

Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of subsection (c) of this Section 2, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c)

Cashless Exercise. Notwithstanding any provisions herein to the contrary, if the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =

Y - (A)(Y)

                       B

Where:

X =

the number of shares of Common Stock to be issued to the Holder.

Y =

the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =

the Warrant Price.

B =

the Per Share Market Value of one share of Common Stock.

Notwithstanding anything herein to the contrary, on the last day of the Term, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d)

Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, if the Issuer’s Securities are eligible for such manner of delivery, then at the request of the Holder, issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”), within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer’s expense within such time.

(e)

Transferability of Warrant. Subject to Section 2(g) and Section 7, this Warrant may be transferred, in whole or in part, by a Holder without the consent of the Issuer.  If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by the Holder’s duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(f)

Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(g)

Compliance with Securities Laws.

(i)

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)

Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR IMPLANT SCIENCES CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii)

The restrictions imposed by this subsection (g) upon the transfer of this Warrant or the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act, (B) upon the Issuer’s receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws, or (C) upon the Issuer’s receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

(h)

Buy In.  In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder  a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date (or, in the case of any exercise of this Warrant after the six (6) month anniversary of the Original Issue Date, any such certificate representing Warrant Stock contains any legend restricting transfer (including any legend set forth in Section 2(g)(ii) above)), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000.  The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

3.

Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)

Stock Fully Paid.  The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer.  Subject to the provisions of the last two sentences of this Section 3(a), the Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a number of shares of Common Stock equal to at least 100% of the aggregate number of shares of Common Stock exercisable hereunder to provide for the exercise of this Warrant (without regard to limitations on exercisability set forth in Section 8).  Notwithstanding the foregoing, the Holder hereby acknowledges that the number of authorized shares of Common Stock under the Issuer’s Articles of Organization as of the date hereof that have not yet been issued are less than the total number of shares of Common Stock required to issue all of the Warrant Stock and all shares of Common Stock issuable upon conversion or exercise of other outstanding Securities that are directly or indirectly convertible into or exercisable for Common Stock.  The Issuer hereby agrees to use its commercially reasonable efforts to amend its Articles of Organization to increase the number of authorized shares of Common Stock so that it has enough shares of Common Stock authorized to issue all of the Warrant Stock and all shares of Common Stock issuable upon conversion or exercise of other outstanding Securities that are directly or indirectly convertible into or exercisable for Common Stock.  Without limiting the prior sentence, if for any reason the issuance of this Warrant is not permitted under Massachusetts law due to the Company having an insufficient number of authorized shares of Common Stock under its Articles of Organization, which results in this Warrant being void or ineffective in any respect, this Warrant shall be automatically deemed amended so that it shall be exercisable for up to the maximum number of shares of Common Stock which can be issued without this Warrant becoming void or ineffective (subject to a maximum number of shares equal to the Warrant Share Number), and any additional shares for this this Warrant was otherwise exercisable pursuant to its terms shall be disregarded.

(b)

Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange’s rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c)

Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Organization or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not increase the par value of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Organization or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d)

Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.

Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

(a)

Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)

In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any other Person (other than a Subsidiary) in connection with which the Issuer is dissolved, or (d) effect a capital reorganization or reclassification of the Common Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant (without giving effect to the limitations on exercise set forth in Section 8 hereof) immediately prior thereto (including the right to elect the type of consideration, if applicable), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.  Unless the surviving entity in any such Triggering Event is a public company under the Exchange Act, the common equity securities of which are traded or quoted on a national securities exchange or the OTC Bulletin Board (a “Qualifying Entity”), the Holder, at its option, shall be permitted to require that the Issuer pay to the Holder an amount equal to the Black-Scholes value of this Warrant.

(ii)

Notwithstanding anything contained in this Warrant to the contrary and so long as the surviving entity is a Qualifying Entity, the Issuer will not be deemed to have effected any Triggering Event if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder of this Warrant and reasonably satisfactory to the Holder, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder, an opinion of counsel for such Person, which shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(b)

Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)

set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)

subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)

combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event (without giving effect to the limitations on exercise set forth in Section 8 hereof) and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof) divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof).

(c)

Certain Other Distributions.  If at any time the Issuer shall set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)

cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

(ii)

any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), or

(iii)

any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), then the Warrant Price shall be decreased, effective immediately after the effective date of such distribution, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such distribution. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d)

Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i)

Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(ii)

When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e)

Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of securities purchasable upon exercise of this Warrant.

(f)

Escrow of Property. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, such property shall be held in escrow for the Holder by the Issuer to be distributed to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to the Issuer.

5.

Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the “big four” selected by the Holder, provided, that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection, and provided further that all costs of such engagement shall be borne by the Issuer.  The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.

6.

Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall at its option either (a) make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect or (b) issue one whole share in lieu of such fractional share.

7.

Omnibus Fifteenth Amendment.  Notwithstanding anything to the contrary contained herein, this Warrant (and any Warrant Stock issued hereunder or Warrants issued in exchange for this Warrant) is being issued pursuant to, and shall be subject to the terms and conditions of, the Omnibus Fifteenth Amendment, including without limitation Section 4(d) thereof.  In the event of any conflict between the terms of this Warrant (and any Warrant Stock issued hereunder or Warrants issued in exchange for this Warrant) and the Omnibus Fifteenth Amendment, the terms of the Omnibus Fifteenth Amendment shall prevail.  This Warrant (and any Warrant Stock issued hereunder or Warrants issued in exchange for this Warrant) may not be assigned or transferred in whole or in part unless the assignee agrees in writing to be bound by the applicable provisions of the Omnibus Fifteenth Amendment relating to this Warrant (and any Warrant Stock issued hereunder or Warrants issued in exchange for this Warrant), and which assignment will not relieve the assigning Holder of its obligations with respect thereto.

8.

Certain Exercise Restrictions.  Notwithstanding anything to the contrary set forth in this Warrant, at no time may a holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) that such holder would like to waive this Section 8 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 8 will be of no force or effect with regard to all or a portion of the Warrant referenced in such notice; provided, further, that this Section 8 shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

9.

Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Articles of Organization” means the Amended and Restated Articles of Organization of the Issuer, as amended, as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” means the Board of Directors of the Issuer.

“Business Day” means, even if not capitalized, any day banking transactions can be conducted in New York City, New York, and does not include any day which is a federal or state holiday in New York City, New York.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the common stock, par value $0.001 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“ETD Sale Price” means the price per share payable to the holders of Common Stock (excluding for such purposes any Warrant Stock and any Securities (including shares of Common Stock issuable upon the exercise of warrants) issued in connection with the Flyboard Acquisition or the financing thereof), or the implied price per share based on the amount available for distribution to the holders of Common Stock, pursuant any of the following transactions that is consummated on or before October 31, 2016:  (i) other than with respect to the Flyboard Acquisition, an acquisition (whether by merger, consolidation, share exchange, stock purchase or otherwise) pursuant to which any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of Common Stock; or (ii) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation of the Issuer), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding for any such determination any securities, properties or assets acquired in the Flyboard Acquisition.  In determining the implied price per share with respect to a transaction described in clause (ii), the price per share shall be calculated net of all debts, obligations, taxes, preferred equity and other payments of any kind that are payable prior to the distribution of any amounts to the holders of Common Stock (but excluding any Warrant Stock and any Securities (including shares of Common Stock issuable upon the exercise of warrants) issued in connection with the Flyboard Acquisition or the financing thereof, including as a result of the conversion of the September 2012 Note (as such term is defined in the Omnibus Amendment), which if converted shall be treated for such purposes as if it had not been converted).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Flyboard Acquisition” has the meaning set forth in the Omnibus Fifteenth Amendment.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Implant Sciences Corporation, a Massachusetts corporation, and its successors.

“Omnibus Fifteenth Amendment” means that certain Omnibus Fifteenth Amendment to Credit Agreement and Seventeenth Amendment to Note and Warrant Purchase Agreement, dated as of July 20, 2016 and effective as of June 30, 2016, by and among the Issuer, the Guarantors named therein, DMRJ Group LLC, and Montsant Partners LLC, as it or the Purchase Documents (as defined therein) may be further amended from time to time.

“Original Issue Date” means July 20, 2016.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board, including but not limited to the OTCQX and the OTCQB.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last trading price on any national securities exchange on which the Common Stock is listed, or, if there is no such price, the closing bid price for a share of Common Stock, either in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the Common Stock on such date, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock on such date as determined by the Board in good faith; provided, however, that the Holder, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during the period between the date as of which such market value was required to be determined and the date it is finally determined.  The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties.  In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Securities” means any debt or equity securities of the Issuer (or any successor as applicable) whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock, and a limited liability company at least 50% of whose membership interests, shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrants” means this Warrant and any other warrants of like tenor issued in substitution or exchange for this Warrant pursuant to the provisions of this Warrant.

“Warrant Price” means the higher of (a) $0.19 per share and (b) the ETD Sale Price, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

10.

Other Notices. In case at any time:

(a)

the Issuer shall make any distributions to the holders of Common Stock; or

(b)

the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(c)

there shall be any reclassification of the Capital Stock of the Issuer; or

(d)

there shall be any capital reorganization by the Issuer; or

(e)

there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(f)

there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. The Holder shall have the right to send two (2) representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

11.

Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder. If this Warrant shall have been transferred in part or otherwise subdivided into two or more Warrants, then any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holders of a majority in interest of the Warrants.

12.

Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

13.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

Implant Sciences Corporation
500 Research Drive, Unit 3
Wilmington, Massachusetts 01887
Attn:  Chief Executive Officer
Tel:  (978) 752-1700
Fax:  (978) 752-1711

with a copy (which copy shall not constitute notice to the Issuer) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn:  Richard Anslow, Esq.
Tel:  (212) 370-1300
Fax: (212) 370-7889

Copies of notices to the Holder shall be sent to it at DMRJ Group, LLC, 250 W. 55th Street, 14th Floor, New York, NY 10019, Attn: David Levy.  Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

14.

Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

15.

Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16.

Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

17.

Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

18.

Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

IMPLANT SCIENCES CORPORATION

By:_/s/ William McGann

Name:  William McGann

Title:  Chief Executive Officer

[Signature Page to Warrant]

WARRANT EXERCISE FORM

IMPLANT SCIENCES CORPORATION

The undersigned _________________, pursuant to the provisions of the within Warrant, hereby elects to purchase ________ shares of Common Stock of Implant Sciences Corporation covered by the within Warrant.

Dated:	Signature
Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise

Cashless Exercise

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $______________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is __________________.

X =

Y - (A)(Y)

                       B

Where:

The number of shares of Common Stock to be issued to the Holder is: ____________________ (“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised, is: ______________________ (“Y”).

The Warrant Price is: _____________________ (“A”).

The Per Share Market Value of one share of Common Stock ___________________ (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto ______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ________________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature
Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto ______________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint _________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature
Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-____ canceled (or transferred or exchanged) this _____ day of ____________, 20__, shares of Common Stock issued therefor in the name of ___________________, Warrant No. W-_____ issued for ________ shares of Common Stock in the name of ________________________.